UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2005

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue, 7th Floor New York, New York	10170
(Address of principal executive offices)	(Zip Code)

(212) 869-3000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Director Compensation

                On February 22, 2005, the Board of Directors of New Plan Excel Realty Trust, Inc. (the “Company”), based on the recommendation of the Executive Compensation and Stock Option Committee (the “Compensation Committee”), approved and adopted certain modifications, effective January 1, 2005, to the compensation payable to directors who are not otherwise paid employees or consultants of the Company.  In particular, the Board of Directors adopted the following modifications: (i) increasing the annual compensation paid to directors who are not also officers of the Company from $30,000 to $40,000 per annum, such annual compensation to remain payable 50% in shares of common stock of the Company and 50% in quarterly cash installments, (ii) increasing the fee for telephonic board meetings to $1,000, (iii) increasing the fee for each committee meeting attended, including telephonic meetings, which is not on the same day as a meeting of the Board of Directors, from $500 to $1,000, and (iv) paying the chairs of the Executive Compensation and Stock Option Committee, the Nominating Committee and the Corporate Governance Committee additional annual compensation of $5,000.

                A schedule outlining all of the terms of the current director compensation arrangements is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

2004 Bonuses for Named Executive Officers

                On February 22, 2005, the Board of Directors, after approval by the Compensation Committee, after a review of the executive officer’s performance and other factors, ratified and approved the 2004 bonuses for the Company’s Chief Executive Officer and four other most highly compensated executive officers (the “Named Executive Officers”).  A schedule setting forth the 2004 bonuses for the Company’s Named Executive Officers is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

                (c)           On February 22, 2005, the Company’s Board of Directors appointed Steven A. Splain to become the Company’s Vice President and Chief Accounting Officer, effective March 1, 2005.  In his role as Vice President and Chief Accounting Officer, Mr. Splain will be responsible for (i) overseeing general accounting functions, (ii) supervising general accounting policy, (iii) ensuring that the Company has in place appropriate internal controls for (A) general accounting and (B) the reporting of financial information and (iv) monitoring, reviewing and assessing the effectiveness of such internal controls.  Mr. Splain, who worked for the Company from August 2000 to December 2003, was rehired by the Company in January 2005.  Prior to returning to the Company, Mr. Splain served as the Chief Financial Officer of Metro Realty Group, Ltd., a privately-owned real estate development company, from December 2003 to December 2004.  Before his resignation from the Company in December 2003, Mr. Splain most recently served as the Company’s Vice President and Controller, a position which he held from June 2003 to December 2003.  Mr. Splain served as the Company’s Vice President, Reporting and Tax from March 2002 to June 2003, as the Company’s Director of Accounting and Tax from January 2001 to March 2002 and as the Company’s Director of Tax from August 2000 to January 2001.  Prior to joining the Company in August 2000, Mr. Splain served as a tax manager of Equale & Cirone, LLP, a public accounting firm, from January 2000 to August 2000.

Item 9.01.              Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

Exhibit Number	Description

10.1	Director Compensation Schedule
10.2	Schedule of Compensation for Named Executive Officers

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: February 28, 2005	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel and Secretary

Exhibit Number	Description

10.1	Director Compensation Schedule
10.2	Schedule of Compensation for Named Executive Officers